SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                         _______________________

                               FORM 8-K/A



             AMENDMENT TO CURRENT REPORT PURSUANT TO SECTION
           13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): September 1, 1998




                       ___________________________


                        FINGERHUT COMPANIES, INC.
         (Exact name of registrant as specified in its charter)


                                MINNESOTA
                        (State of Incorporation)

                1-8668                       41-1396490
      Commission File Number  (I.R.S. Employer Identification No.)


              4400 Baker Road, Minnetonka, Minnesota 55343
                (Address of principal executive offices)


                             (612) 932-3100
          (Registrant's telephone number, including area code)





                        FINGERHUT COMPANIES, INC.

                               FORM 8-K/A


This Current Report on Form 8-K/A amends Item 7(b) of the Current Report on Form 8-K originally filed on October 1, 1998.




ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro forma financial information

The following financial statements for the thirty-nine weeks ended September 25, 1998, appearing in the Fingerhut Companies, Inc. (the "Company") Form 10-Q for the thirteen weeks ended September 25, 1998 and filed on November 9, 1998, are incorporated by reference into this form 8-K/A:

     Consolidated Statements of Operations (Unaudited) for the thirteen and thirty-nine weeks ended September 25, 1998 and September 26, 1997.

     Consolidated Statements of Financial Position (Unaudited) as of September 25, 1998 and December 26, 1997.

     Condensed Notes to Consolidated Financial Statements (Unaudited)


The selected unaudited pro forma consolidated financial information of the Company, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with the audited consolidated financial statements and notes thereto appearing the Company's annual report on Form 10-K for the year ended December 26, 1997 and the unaudited consolidated financial statements and notes thereto appearing in the Company's Form 10-Q for the thirty-nine weeks ended September 25, 1998. The accompanying unaudited pro forma consolidated financial statement of earnings for the year ended December 26, 1997, gives effect to the spin-off (the "Spin-Off") of Metris Companies Inc. ("Metris") as if the Spin-Off had occurred on December 28, 1996.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma information presented is for informational purposes only and does not purport to represent what the Company's results of operations would actually have been if the Spin-Off had occurred on December 28, 1996, nor to project the Company's results of operations for any future date or period.




                        FINGERHUT COMPANIES, INC.
              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
       (In thousands of dollars, except share and per share data)
                               (Unaudited)


                                 Fiscal Year Ended December 26, 1997
                                                             Pro forma
                               Historical      Spin-Off     as adjusted
Revenues:

  Net sales                   $1,534,967     $    1,406      $1,533,561
  Finance income and
   other securitization
   income, net                   263,650        274,527         (10,877)
                               1,798,617        275,933       1,522,684

Costs and expenses:

  Product cost                   738,830             90         738,740
  Administrative and
   selling expenses              759,687        163,603         596,084
  Provision for uncol-
   lectible accounts             141,582         43,989          97,593
  Interest expense, net           37,647          9,701          27,946
                               1,677,746        217,383       1,460,363

Earnings before
 income taxes and
 minority interest               120,871         58,550          62,321
Provision for income taxes        45,092         22,542          22,550

Net earnings
 before minority interest         75,779         36,008          39,771

Minority interest                  6,450          6,450               -

Net earnings                  $   69,329     $   29,558      $   39,771


Earnings per share:
  Basic                       $     1.50     $      .64      $      .86
  Diluted                     $     1.40     $      .59      $      .81

Weighted average shares:
 Basic                        46,166,842     46,166,842      46,166,842
 Diluted                      49,377,695     49,377,695      49,377,695





                        FINGERHUT COMPANIES, INC.
PRO FORMA CONDENSED NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                               (Unaudited)


1.   Pro forma consolidated statement of earnings

   The unaudited pro forma consolidated statements of earnings for the fiscal year ended December 26, 1997, give effect to the tax-free spin-off of Metris Companies Inc. (Metris), the Company's 83% owned subsidiary, as if such spin-off had occurred on December 28, 1996, the first day of fiscal year ended December 26, 1997.

2.   Net Sales

   Included within net sales of the Pro Forma as adjusted balances is the effect of the deferral of commission revenue related to extended service plans (ESP). With the Spin-Off, and in accordance with Generally Accepted Accounting Principles, the Company would have discontinued the deferral of commission revenue earned from the sale of ESP's (underwritten by Metris; now a third party) over the life of such plans. This would have resulted in $3.3 million of additional revenue over the historical balances.

3.   Income taxes

   The provisions for the Company's and Metris' pro forma income taxes are based on the historical effective tax rates and are recalculated based upon the pro forma results of earnings for the fiscal year ended December 26, 1997.

4.   Earnings per share

   The basic and diluted "historical" and "pro forma as adjusted" earnings per share amounts have been determined based upon the weighted average number of common shares outstanding and include common stock equivalents. As no shares were issued relating to this specific transaction and no adjustments were made for the effect of pro forma stock option exercises, the number of weighted average shares for "historical" and "pro forma as adjusted" are identical.



                               SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                         FINGERHUT COMPANIES, INC.





Date:  November 23, 1998   By:
                           /s/ Gerald T. Knight
                           Gerald T. Knight
                           Chief Financial Officer
                           (Principal Financial Officer)



Date:  November 23, 1998   By:
                           /s/ John C. Manning
                           John C. Manning
                           Vice President, Finance



Date:  November 23, 1998   By:
                           /s/ Thomas C. Vogt
                           Thomas C. Vogt
                           Corporate Controller
                           (Principal Accounting Officer)



                               SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.